Exhibit 77(q)

Exhibits

(e)(1)   Side letter agreement (with respect to ING MidCap Opportunities Portfolio) dated May 2, 2012 to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC and ING Variable Products Trust dated February 1, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 47 to the Registrant’s Registration Statement on Form N-1A filed on April 24, 2012 and incorporated herein by reference.